PRESS RELEASE

INVESTOR CONTACT: Greg Klaben Vice President of Investor Relations (831) 458-7533	MEDIA CONTACT: Russell Castronovo Director of Global Communications (831) 458-7598

Plantronics Announces Fourth Quarter and Fiscal Year 2012 Results
Record Fiscal Year Earnings Per Share, Unified Communications Revenues Grow 76%; Company Doubles Dividend

SANTA CRUZ, CA - May 1, 2012 - Plantronics, Inc. (NYSE: PLT) today announced fourth quarter fiscal year 2012 net revenues of $177.6 million, a 3% increase compared with net revenues of $173.1 million in the fourth quarter of fiscal year 2011.  Net revenues were within our guidance range of $175 million - $180 million provided on January 31, 2012. Our GAAP diluted earnings per share (“EPS”) increased 4% to $0.55 in the fourth quarter of fiscal year 2012 compared with $0.53 in the same quarter of the prior year and was $0.01 lower than our January 2012 guidance of $0.56 to $0.61. EPS was lower than projected primarily as a result of a higher than anticipated tax rate and a $1.2 million impact related to the bankruptcy of one of our distributors.  Non-GAAP diluted EPS for the fourth quarter of fiscal year 2012 increased 3% to $0.62 from $0.60 in the same quarter of the prior year and was below our guidance of $0.63 to $0.68 due to the foregoing factors. The difference between GAAP and non-GAAP EPS for the fourth quarter of fiscal year 2012 consists of stock-based compensation charges, net of the associated tax impact.

Net revenues for fiscal year 2012 increased 4% to $713.4 million compared with $683.6 million for fiscal year 2011. Our GAAP diluted EPS increased by 10% to $2.41 for fiscal year 2012 compared with $2.21 in fiscal year 2011.  Non-GAAP diluted EPS for fiscal year 2012 increased by 10% to $2.65 compared with $2.42 in fiscal year 2011. The difference between GAAP and non-GAAP EPS for fiscal year 2012 consists of stock-based compensation charges and purchase accounting amortization, both net of the associated tax impact, and a tax benefit from the expiration of certain statutes of limitations.

Office and Contact Center (“OCC”) strength in the U.S. partially offset weakness in the EMEA and Asia Pacific regions, resulting in a 0.8% decline in net revenues to $131.0 million in the fourth quarter of fiscal year 2012 compared with $132.0 million in the fourth quarter of fiscal year 2011. Net revenues from OCC products grew by 8.4% to $531.7 million for fiscal year 2012 compared with $490.5 million in fiscal year 2011. Net revenues from Unified Communications (“UC”) products grew by 63% to $27.1 million in the fourth quarter of fiscal year 2012 compared with $16.6 million in the fourth quarter of fiscal year 2011. Net revenues from UC products grew by 76% to $93.4 million in fiscal year 2012 from $53.2 million in fiscal year 2011.

Mobile net revenues were $35.3 million in the fourth quarter of fiscal year 2012, an increase of 26% from $28.1 million in the fourth quarter of fiscal year 2011, primarily as a result of U.S. market share increases and strong international market growth. Mobile net revenues were down 2% sequentially from our seasonally strong December quarter.

GAAP operating income was $32.0 million in the fourth quarter of fiscal year 2012 resulting in an operating margin of 18% compared with $34.3 million and an operating margin of 19.8% in the same period in the prior year. The fourth quarter of fiscal year 2011 included a $5.1 million gain related to a legal settlement. GAAP operating income was within our $32 million to $35 million guidance range. Non-GAAP operating income was $36.2 million in the fourth quarter of fiscal year 2012 resulting in a non-GAAP operating margin of 20.4% and was in line with our guidance range of $36 million to $39 million. Operating income in the fourth quarter of fiscal year 2012 was negatively impacted by $1.2 million as the result of the bankruptcy of one of our distributors.

“Our financial performance in fiscal year 2012 was solid, and we believe we are well-positioned for the future. Highlights included record fiscal year earnings per share along with gross margins above, and operating margins within, our long-term objectives,” stated Ken Kannappan, President & CEO.  “Our continued investment in UC proved effective during the year as we grew our product line and solution set, added strategic partners, improved our competitive position and ultimately grew UC revenue.”

Barbara Scherer, SVP Finance and Administration & CFO stated, “We generated approximately $53 million in cash flow from operations in the fourth quarter of fiscal year 2012 and approximately $140 million for the full fiscal year. We finished the year in a strong financial position with $334.5 million in cash, cash equivalents and short-term investments after repurchasing over 8 million shares of our common stock during the fiscal year for approximately $274 million. We also had $55.3 million in long-term investments at the end of the fiscal year.”

Dividend Announcement

Our Board of Directors approved an increase in our quarterly cash dividend from $0.05 per share to $0.10 per share for the first quarter of fiscal 2013. “The Board of Directors decided it was appropriate to increase the portion of cash returned directly to our stockholders by doubling our dividend,” stated Marv Tseu, Director and Chairman of the Board.

The quarterly dividend of $0.10 per share will be payable on June 8, 2012 to stockholders of record at the close of business on May 18, 2012.

Business Outlook

The following statements are based on our current expectations and many of these statements are forward-looking. Actual results are subject to a variety of risks and uncertainties and may differ materially from our expectations.

We have a “book and ship” business model whereby we ship most orders to customers within 48 hours of receipt of those orders and, therefore, the level of backlog does not provide reliable visibility into potential future revenues.

Subject to the foregoing, we currently expect the following range of financial results for the first quarter of fiscal year 2013:

•	Net revenues of $177 million to $182 million;

•	GAAP operating income of $29 million to $31.5 million;

•	Non-GAAP operating income of $34 million to $36.5 million, excluding the impact of $4.8 million from stock-based compensation from GAAP operating income;

•	Assuming approximately 43.5 million diluted average weighted shares outstanding:

•	GAAP diluted EPS of $0.50 to $0.55;

•	Non-GAAP diluted EPS of $0.58 to $0.63; and

•	Diluted EPS cost of stock-based compensation and other non-cash charges to be approximately $0.08.

Please see our new Investor Relations Presentation available on our corporate website www.plantronics.com/ir with an update to our market opportunities slides.

Conference Call Scheduled to Discuss Financial Results

We have scheduled a conference call to discuss fourth quarter and full fiscal year 2012 results. The conference call will take place today, May 1, 2012 at 2:00 PM (Pacific Time). All interested investors and potential investors in Plantronics stock are invited to participate. To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the "Plantronics Conference Call."  Participants from North America should call (888) 301-8736 and other participants should call (706) 634-7260.

A replay of the call with the conference ID #56179176 will be available for 72 hours at (855) 859-2056 for callers from North America and at (404) 537-3406 for all other callers. The conference call will also be simultaneously webcast at www.plantronics.com under Investor Relations, and the webcast of the conference call will remain available on the Plantronics website for 30 days.

Use of Non-GAAP Financial Information

For the periods presented, we have excluded certain non-cash expenses and charges, net of tax, including stock-based compensation expenses related to stock options, restricted stock and employee stock purchases and purchase accounting amortization, along with the tax benefits from the expiration of certain statutes of limitations from non-GAAP operating income, non-GAAP operating margin and non-GAAP diluted EPS.  We exclude these expenses, charges and benefits from our non-GAAP measures primarily because Plantronics' management does not believe they are part of our target operating model.  We believe that the use of non-GAAP financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results to our long-term target operating model goals. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, gross margin, operating income, operating margin, the effective tax rate, net income or EPS prepared in accordance with GAAP.

Safe Harbor

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to (i) our market and competitive position, (ii) our estimates of GAAP and non-GAAP financial results for the first quarter of fiscal year 2013, including net revenues, operating income and diluted EPS; and (iii) our estimated stock-based compensation and diluted EPS cost of stock-based compensation for the first quarter of fiscal year 2013, as well as other matters discussed in this press release that are not purely historical data. Plantronics does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. Among the factors that could cause actual results to differ materially from those contemplated are:

•	economic conditions in our domestic and international markets;

•
our ability to realize our UC plans and to achieve the financial results projected to arise from UC adoption could be adversely affected by the following factors: (i) as UC becomes more widely adopted, the risk that competitors will offer solutions that will effectively commoditize our headsets which, in turn, will reduce the sales prices for our headsets; (ii) UC solutions may not be adopted with the breadth and speed in the marketplace that we currently anticipate; (iii) the development of UC solutions is technically complex and this may delay or obstruct our ability to introduce solutions to the market on a timely basis and that are cost effective, feature rich, stable and attractive to our customers; (iv) as UC becomes more widely adopted we anticipate that competition for market share will increase, and some competitors may have superior technical and economic resources; and, (v) our plans are dependent upon adoption of our UC solution by major platform providers such as Microsoft Corporation, Cisco Systems, Inc., Avaya, Inc., Alcatel-Lucent, and IBM, and we have a limited ability to influence such providers with respect to the functionality of their platforms, their rate of deployment, and their willingness to integrate their platforms with our solutions, and our support expenditures may substantially increase over time due to the complex nature of the platforms developed by the major UC providers as these platforms continue to evolve and become more commonly adopted;

•
failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts and materials to meet demand without having excess inventory or incurring cancellation charges;

•	volatility in prices from our suppliers, including our manufacturers located in China, have and could negatively affect our profitability and/or market share;

•	fluctuations in foreign exchange rates;

•	the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers; and,

•
additional risk factors including: interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, the inherent risks of our substantial foreign operations, and problems that might affect our manufacturing facilities in Mexico.

For more information concerning these and other possible risks, please refer to Plantronics' Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 31, 2011, quarterly reports filed on Form 10-Q and other filings with the Securities and Exchange Commission, as well as recent press releases. These filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html.

Financial Summaries

The following related charts are provided:

•	Summary Unaudited Condensed Consolidated Financial Statements

•	Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures

•	Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and Other Unaudited GAAP Data

About Plantronics

Plantronics is a global leader in audio communications for businesses and consumers. We have pioneered new trends in audio technology for over 50 years, creating innovative products that allow people to simply communicate. From Unified Communication solutions to Bluetooth headsets, we deliver uncompromising quality, an ideal experience, and extraordinary service. Plantronics is used by every company in the Fortune 100, as well as 911 dispatch, air traffic control and the New York Stock Exchange. For more information, please visit www.plantronics.com or call (800) 544-4660.

Plantronics, the logo design, Simply Smarter Communications and Clarity are trademarks or registered trademarks of Plantronics, Inc. The Bluetooth name and the Bluetooth trademarks are owned by Bluetooth SIG, Inc. and are used by Plantronics, Inc. under license. All other trademarks are the property of their respective owners.

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
Net revenues	$177,584	$173,077	$713,368	$683,602
Cost of revenues	82,469	82,536	329,017	321,846
Gross profit	95,115	90,541	384,351	361,756
Gross profit %	53.6%	52.3%	53.9%	52.9%

Research, development and engineering	18,278	16,703	69,664	63,183
Selling, general and administrative	44,824	44,642	173,334	163,389
Restructuring and other related charges	—	—	—	(428)
Gain from litigation settlement	—	(5,100)	—	(5,100)
Total operating expenses	63,102	56,245	242,998	221,044
Operating income	32,013	34,296	141,353	140,712
Operating income %	18.0%	19.8%	19.8%	20.6%

Interest and other income (expense), net	260	(671)	1,249	(56)
Income before income taxes	32,273	33,625	142,602	140,656
Income tax expense	8,387	7,309	33,566	31,413
Net income	$23,886	$26,316	$109,036	$109,243

% of net revenues	13.5%	15.2%	15.3%	16.0%

Earnings per common share:
Basic	$0.57	$0.55	$2.48	$2.29
Diluted	$0.55	$0.53	$2.41	$2.21

Shares used in computing earnings per common share:
Basic	42,222	47,989	44,023	47,713
Diluted	43,329	49,464	45,265	49,344

Effective tax rate	26.0%	21.7%	23.5%	22.3%

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED BALANCE SHEETS
	March 31,	March 31,
	2012	2011
ASSETS
Cash and cash equivalents	$209,335	$277,373
Short-term investments	125,177	152,583
Total cash, cash equivalents and short-term investments	334,512	429,956
Accounts receivable, net	111,771	103,289
Inventory, net	53,713	56,473
Deferred tax asset	11,090	11,349
Other current assets	13,088	16,653
Total current assets	524,174	617,720
Long-term investments	55,347	39,332
Property, plant and equipment, net	76,159	70,622
Goodwill and purchased intangibles, net	14,388	14,861
Other assets	2,402	2,112
Total assets	$672,470	$744,647
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$34,126	$33,995
Accrued liabilities	52,067	59,607
Total current liabilities	86,193	93,602
Deferred tax liability	8,673	3,526
Long-term income taxes payable	12,150	11,524
Revolving line of credit	37,000	—
Other long-term liabilities	1,210	1,143
Total liabilities	145,226	109,795
Stockholders' equity	527,244	634,852
Total liabilities and stockholders' equity	$672,470	$744,647

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended			Twelve Months Ended
	March 31,			March 31,
	2012	2011		2012	2011
GAAP Gross profit	$95,115	$90,541		$384,351	$361,756
Stock-based compensation expense	548	530		2,212	2,210
Purchase accounting amortization	—	1,612	(1)	187	2,249	(1)
Non-GAAP Gross profit	$95,663	$92,683		$386,750	$366,215
Non-GAAP Gross profit %	53.9%	53.6%		54.2%	53.6%

GAAP Research, development and engineering	$18,278	$16,703		$69,664	$63,183
Stock-based compensation expense	(990)	(903)		(3,918)	(3,780)
Purchase accounting amortization	—	—		—	(61)
Non-GAAP Research, development and engineering	$17,288	$15,800		$65,746	$59,342

GAAP Selling, general and administrative	$44,824	$44,642		$173,334	$163,389
Stock-based compensation expense	(2,677)	(2,476)		(11,351)	(9,942)
Purchase accounting amortization	—	(71)		(142)	(284)
Non-GAAP Selling, general and administrative	$42,147	$42,095		$161,841	$153,163

GAAP Restructuring and other related charges	$—	$—		$—	$(428)

GAAP Operating expenses	$63,102	$56,245		$242,998	$221,044
Stock-based compensation expense	(3,667)	(3,379)		(15,269)	(13,722)
Purchase accounting amortization	—	(71)		(142)	(345)
Restructuring and other related charges	—	—		—	428
Non-GAAP Operating expenses	$59,435	$52,795		$227,587	$207,405

(1) Excluded amount includes $1,400 in accelerated amortization related to the abandonment of an intangible asset.

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended				Twelve Months Ended
	March 31,				March 31,
	2012		2011		2012		2011
GAAP Operating income	$32,013		$34,296		$141,353		$140,712
Stock-based compensation expense	4,215		3,909		17,481		15,932
Purchase accounting amortization	—		1,683		329		2,594
Restructuring and other related charges	—		—		—		(428)
Non-GAAP Operating income	$36,228		$39,888		$159,163		$158,810

GAAP Net income	$23,886		$26,316		$109,036		$109,243
Stock-based compensation expense	4,215		3,909		17,481		15,932
Purchase accounting amortization	—		1,683		329		2,594
Restructuring and other related charges	—		—		—		(428)
Income tax effect	(1,292)	(2)	(2,372)	(3)	(7,094)	(4)	(7,982)	(5)
Non-GAAP Net income	$26,809		$29,536		$119,752		$119,359

GAAP Diluted earnings per common share	$0.55		$0.53		$2.41		$2.21
Stock-based compensation expense	0.10		0.08		0.39		0.33
Purchase accounting amortization	—		0.04		0.01		0.05
Restructuring and other related charges	—		—		—		(0.01)
Income tax effect	(0.03)		(0.05)		(0.16)		(0.16)
Non-GAAP Diluted earnings per common share	$0.62		$0.60		$2.65		$2.42

Shares used in diluted earnings per common share calculation	43,329		49,464		45,265		49,344

(2) Excluded amount represents tax benefit from stock-based compensation.
(3) Excluded amount represents tax benefit from stock-based compensation, purchase accounting amortization and $490 related to a tax benefit from expiration of certain statutes of limitations.
(4) Excluded amount represents tax benefit from stock-based compensation, purchase accounting amortization and $1,507 related to a tax benefit from the expiration of certain statutes of limitations.
(5) Excluded amount represents tax benefit from stock-based compensation, purchase accounting amortization, restructuring and other related charges and $2,092 related to a tax benefit from expiration of certain statutes of limitations.

Use of Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, Plantronics uses non-GAAP measures of operating results, which are adjusted to exclude non-recurring and non-cash expenses and charges, such as stock-based compensation expenses related to stock options, restricted stock and employee stock purchases, purchase accounting amortization, restructuring and other related charges, impairment of goodwill and long-lived assets, and tax benefits from the expiration of certain statutes of limitations. Plantronics does not believe these expenses and charges are reflective of ongoing operating results and are not part of our target operating model. The non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and the reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by Plantronics may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and other Unaudited GAAP Data
($ in thousands, except per share data)
	Q111	Q211	Q311	Q411	Q112	Q212	Q312	Q412
GAAP Gross profit	$89,448	$85,959	$95,808	$90,541	$94,058	$98,966	$96,212	$95,115
Stock-based compensation expense	541	565	574	530	546	559	559	548
Purchase accounting amortization	212	212	213	1,612	125	62	—	—
Non-GAAP Gross profit	$90,201	$86,736	$96,595	$92,683	$94,729	$99,587	$96,771	$95,663
Non-GAAP Gross profit %	52.8%	54.8%	53.2%	53.6%	53.9%	56.3%	52.8%	53.9%

GAAP Operating expenses	$53,587	$51,948	$59,264	$56,245	$59,022	$62,069	$58,805	$63,102
Stock-based compensation expense	(3,294)	(3,447)	(3,602)	(3,379)	(3,633)	(3,949)	(4,020)	(3,667)
Purchase accounting amortization	(97)	(97)	(80)	(71)	(71)	(71)	—	—
Restructuring and other related charges	—	—	428	—	—	—	—	—
Non-GAAP Operating expenses	$50,196	$48,404	$56,010	$52,795	$55,318	$58,049	$54,785	$59,435

GAAP Operating income	$35,861	$34,011	$36,544	$34,296	$35,036	$36,897	$37,407	$32,013
Stock-based compensation expense	3,835	4,012	4,176	3,909	4,179	4,508	4,579	4,215
Purchase accounting amortization	309	309	293	1,683	196	133	—	—
Restructuring and other related charges	—	—	(428)	—	—	—	—	—
Non-GAAP Operating income	$40,005	$38,332	$40,585	$39,888	$39,411	$41,538	$41,986	$36,228
Non-GAAP Operating income %	23.4%	24.2%	22.4%	23.0%	22.4%	23.5%	22.9%	20.4%

GAAP Income before income taxes	$35,479	$35,028	$36,524	$33,625	$35,677	$36,839	$37,813	$32,273
Stock-based compensation expense	3,835	4,012	4,176	3,909	4,179	4,508	4,579	4,215
Purchase accounting amortization	309	309	293	1,683	196	133	—	—
Restructuring and other related charges	—	—	(428)	—	—	—	—	—
Non-GAAP Income before income taxes	$39,623	$39,349	$40,565	$39,217	$40,052	$41,480	$42,392	$36,488

GAAP Income tax expense	$9,533	$9,599	$4,972	$7,309	$8,946	$9,318	$6,915	$8,387
Income tax effect of stock-based compensation expense	1,061	1,304	1,298	1,248	1,282	1,441	1,448	1,292
Income tax effect of purchase accounting amortization	117	117	111	634	74	50	—	—
Tax benefit from the expiration of certain statutes of limitations	—	—	1,602	490	—	—	1,507	—
Non-GAAP Income tax expense	$10,711	$11,020	$7,983	$9,681	$10,302	$10,809	$9,870	$9,679
Non-GAAP Income tax expense as a % of Non-GAAP Income before income taxes	27.0%	28.0%	19.7%	24.7%	25.7%	26.1%	23.3%	26.5%

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and other Unaudited GAAP Data (Continued)
($ in thousands, except per share data)
	Q111	Q211	Q311	Q411	Q112	Q212	Q312	Q412
GAAP Net income	$25,946	$25,429	$31,552	$26,316	$26,731	$27,521	$30,898	$23,886
Stock-based compensation expense	3,835	4,012	4,176	3,909	4,179	4,508	4,579	4,215
Purchase accounting amortization	309	309	293	1,683	196	133	—	—
Restructuring and other related charges	—	—	(428)	—	—	—	—	—
Income tax effect	(1,178)	(1,421)	(3,011)	(2,372)	(1,356)	(1,491)	(2,955)	(1,292)
Non-GAAP Net income	$28,912	$28,329	$32,582	$29,536	$29,750	$30,671	$32,522	$26,809

GAAP Diluted earnings per common share	$0.52	$0.52	$0.64	$0.53	$0.56	$0.60	$0.71	$0.55
Stock-based compensation expense	0.07	0.08	0.08	0.08	0.09	0.10	0.11	0.10
Purchase accounting amortization	0.01	0.01	0.01	0.04	—	—	—	—
Restructuring and other related charges	—	—	(0.01)	—	—	—	—	—
Income tax effect	(0.02)	(0.03)	(0.06)	(0.05)	(0.03)	(0.03)	(0.07)	(0.03)
Non-GAAP Diluted earnings per common share	$0.58	$0.58	$0.66	$0.60	$0.62	$0.67	$0.75	$0.62

Shares used in diluted earnings per common share calculation	49,714	48,524	49,431	49,464	48,060	45,717	43,640	43,329

SUMMARY OF UNAUDITED GAAP DATA
($ in thousands)
Net revenues from unaffiliated customers:
Office and Contact Center	$117,580	$117,951	$122,949	$131,992	$130,999	$136,395	$133,335	$130,980
Mobile	38,657	27,581	43,208	28,084	32,164	28,341	36,024	35,296
Gaming and Computer Audio	9,325	8,179	10,544	8,688	7,395	8,381	9,209	6,870
Clarity	5,123	4,544	4,884	4,313	5,042	3,831	4,668	4,438
Total net revenues	$170,685	$158,255	$181,585	$173,077	$175,600	$176,948	$183,236	$177,584
Net revenues by geographic area from unaffiliated customers:
Domestic	$103,992	$96,100	$104,299	$95,901	$100,291	$101,196	$99,070	$105,676
International	66,693	62,155	77,286	77,176	75,309	75,752	84,166	71,908
Total net revenues	$170,685	$158,255	$181,585	$173,077	$175,600	$176,948	$183,236	$177,584

Balance Sheet accounts and metrics:
Accounts receivable, net	$96,850	$94,989	$111,514	$103,289	$108,516	$103,026	$109,677	$111,771
Days sales outstanding (DSO)	51	54	55	54	56	52	54	57
Inventory, net	$78,224	$69,845	$64,032	$56,473	$57,697	$60,717	$57,799	$53,713
Inventory turns	4.2	4.1	5.4	5.8	5.7	5.1	6.0	6.1